Exhibit 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER


I, Scott Siegel, Chief Executive Officer of First Aid Direct, Inc., certify that:

1. The periodic report fully complies with the requirements of Sections 13(a) or 15(d); and

2. Information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


Date:  July 15, 2003


                                   /s/  Scott Siegel
                                   -----------------
                                   Scott Siegel
                                   Chief Executive Officer


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